Sonos Reports Second Quarter Fiscal 2020 Financial Results SANTA BARBARA, Calif.-- May 6, 2020 -- Sonos, Inc. (Nasdaq: SONO) has released its financial results for the second quarter fiscal 2020 in a letter to shareholders available on the investor relations section of its website. To view the letter, please visit: https://investors.sonos.com/reports-and-filings/default.aspx As previously announced, the company will host a live conference call and Q&A to discuss the results at 5:00 p.m. Eastern Time today. A webcast and replay of the conference call and Q&A will be accessible at: https://investors.sonos.com/news-and-events/default.aspx. The conference call may also be accessed toll free by dialing 877-683-0503 with conference ID 1898508. Participants outside the U.S. can dial 647-689-5442 using the same conference ID. About Sonos Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com. Investor Contact Cammeron McLaughlin IR@sonos.com Media Contact Tom Lodge PR@sonos.com Source: Sonos